Exhibit 99.1

July 31, 2018
Press Release No. 1429
For Immediate Release:

Coherent, Inc. Reports Third Fiscal Quarter Results

SANTA CLARA, CA, July 31, 2018 -- Coherent, Inc. (NASDAQ, COHR), one of the world’s leading providers of lasers, laser-based technologies and laser-based system solutions in a broad range of scientific, commercial and industrial applications, today announced financial results for its third fiscal quarter ended June 30, 2018.

FINANCIAL HIGHLIGHTS

	Three Months Ended			Nine Months Ended
	June 30,	March 31,	July 1,	June 30,	July 1,
	2018	2018	2017	2018	2017
GAAP Results
(in millions except per share data)
Net sales	$482.3	$481.1	$464.1	$1,441.0	$1,233.0
Net income	$67.0	$65.3	$61.1	$174.2	$133.4
Diluted EPS	$2.69	$2.61	$2.46	$6.98	$5.39

Non-GAAP Results
(in millions except per share data)
Net income	$87.3	$84.3	$83.4	$260.1	$218.8
Diluted EPS	$3.51	$3.37	$3.36	$10.42	$8.85

THIRD FISCAL QUARTER DETAILS

For the third fiscal quarter ended June 30, 2018, Coherent announced net sales of $482.3 million and net income, on a U.S. generally accepted accounting principles (GAAP) basis, of $67.0 million, or $2.69 per diluted share. These results compare to net sales of $464.1 million and net income of $61.1 million, or $2.46 per diluted share, for the third quarter of fiscal 2017.

Non-GAAP net income for the third quarter of fiscal 2018 was $87.3 million, or $3.51 per diluted share. Non-GAAP net income for the third quarter of fiscal 2017 was $83.4 million, or $3.36 per diluted share. Reconciliations of GAAP to non-GAAP financial measures for the three months ended June 30, 2018, March 31, 2018 and July 1, 2017 and nine months ended June 30, 2018 and July 1, 2017 appear in the financial statements portion of this release under the heading “Reconciliation of GAAP to Non-GAAP net income.”

Exhibit 99.1

Net sales for the second fiscal quarter of 2018 were $481.1 million and net income, on a GAAP basis, was $65.3 million, or $2.61 per diluted share. Non-GAAP net income for the second quarter of fiscal 2018 was $84.3 million, or $3.37 per diluted share.

Results for the nine months ended June 30, 2018 include additional income tax expense of $41.7 million, or $1.67 per diluted share, due to the provisions under the Tax Cuts and Jobs Act (the “Tax Act”) as well as a benefit of $12.8 million, or $0.51 per diluted share, from the adoption of new rules for accounting for excess tax benefits and deficiencies for employee stock-based compensation. The Securities and Exchange Commission has issued rules that allow for a measurement period of up to one year after the enactment date of the Tax Act to finalize the recording of the related tax impacts. Coherent currently anticipates finalizing and recording any resulting adjustments by the end of the fourth fiscal quarter ending September 29, 2018.

As previously announced, on November 7, 2016, Coherent completed its acquisition of Rofin-Sinar Technologies, Inc. (“Rofin”), one of the world's leading developers and manufacturers of high-performance industrial laser sources and laser-based solutions and components. As a result, Rofin’s operating results were consolidated for the period from November 7, 2016 through July 1, 2017 in Coherent’s nine months results ended July 1, 2017. Subsequent to the first quarter of fiscal 2017, Rofin’s operating results are consolidated in Coherent’s results for the full quarter and year-to-date.

“There continues to be intense interest and speculation about the flat panel display market.  From our vantage point, demand for OLED displays remains robust, but growth in the OLED share of the display market is being hindered by pricing and availability.  This can only be corrected when one or more vendors becomes able to compete with the primary OLED display provider in the marketplace.  We believe that this short-term dynamic will lead to a down year for OLED equipment spending by display manufacturers in 2019 before a reacceleration of investment in 2020.  Growth in our other businesses will largely compensate for the decrease in our flat panel display business such that fiscal 2019 revenue should be within 5% of fiscal 2018,” said John Ambroseo, Coherent’s President and Chief Executive Officer.  “As a result of our business diversity, we remain confident in our longer-term business outlook. We utilized the previously approved stock repurchase authorization to buy back approximately $100 million of common stock during the June quarter,” Ambroseo added.

CONFERENCE CALL REMINDER

The Company will host a conference call today to discuss its financial results at 1:30 P.M. Pacific (4:30 P.M. Eastern). A listen-only broadcast of the conference call and a transcript of management's prepared remarks can be accessed on the Company’s website at http://www.coherent.com/Investors/. For those who are not able to listen to the live broadcast, the call will be archived for approximately three months on the Company’s website.

Exhibit 99.1

Summarized statement of operations information is as follows (unaudited, in thousands except per share data):

	Three Months Ended			Nine Months Ended
	June 30,	March 31,	July 1,	June 30,	July 1,
	2018	2018	2017	2018	2017

Net sales	$482,342	$481,118	$464,107	$1,441,025	$1,233,013
Cost of sales(A)(B)(D)(E)(F)	274,006	265,688	256,921	800,236	704,798
Gross profit	208,336	215,430	207,186	640,789	528,215
Operating expenses:
Research & development(A)(B)(F)	34,303	34,783	30,483	100,478	88,103
Selling, general & administrative(A)(B)(E)(F)(G)	70,291	77,146	72,383	220,874	218,602
Gain from business combination(C)	—	—	—	—	(5,416)
Other impairment charges(recoveries) (I)	611	(110)	—	766	—
Amortization of intangible assets(D)	2,607	2,950	3,743	8,163	13,060
Total operating expenses	107,812	114,769	106,609	330,281	314,349
Income from operations	100,524	100,661	100,577	310,508	213,866
Other income (expense), net(B) (H)	(7,625)	(9,510)	(7,942)	(25,635)	(13,025)
Income from continuing operations, before income taxes	92,899	91,151	92,635	284,873	200,841
Provision for income taxes (J)	25,929	25,849	29,764	110,698	65,084
Net income from continuing operations	66,970	65,302	62,871	174,175	135,757
Income (loss) from discontinued operations, net of income taxes	—	—	(1,754)	(2)	(2,387)
Net income	$66,970	$65,302	$61,117	$174,173	$133,370

Net income (loss) per share:
Basic from continuing operations	2.72	2.64	2.56	7.06	5.55
Basic from discontinued operations	—	—	(0.07)	—	(0.10)
Basic earnings per share	$2.72	$2.64	$2.49	$7.06	$5.45
Diluted from continuing operations	2.69	2.61	2.53	6.98	5.49
Diluted from discontinued operations	—	—	(0.07)	—	(0.10)
Diluted earnings per share	$2.69	$2.61	$2.46	$6.98	$5.39

Shares used in computations:
Basic	24,658	24,761	24,537	24,684	24,460
Diluted	24,877	25,010	24,823	24,971	24,741

Exhibit 99.1

(A)	Stock-based compensation expense included in operating results is summarized below (all footnote amounts are unaudited, in thousands, except per share data):

Stock-based compensation expense	Three Months Ended			Nine Months Ended
	June 30,	March 31,	July 1,	June 30,	July 1,
	2018	2018	2017	2018	2017
Cost of sales	$1,168	$1,018	$880	$3,174	$2,618
Research & development	838	872	639	2,378	2,289
Selling, general & administrative	6,577	6,520	5,373	18,517	18,323
Impact on income from operations	$8,583	$8,410	$6,892	$24,069	$23,230

For the fiscal quarters ended June 30, 2018, March 31, 2018 and July 1, 2017, the impact on net income, net of tax was $7,549 ($0.30 per diluted share), $7,235 ($0.29 per diluted share) and $5,041 ($0.20 per diluted share), respectively. For the nine months ended June 30, 2018 and July 1, 2017, the impact on net income, net of tax was $20,251 ($0.81 per diluted share) and $18,075 ($0.73 per diluted share), respectively.

(B)
Changes in deferred compensation plan liabilities are included in cost of sales and operating expenses while gains and losses on deferred compensation plan assets are included in other income (expense), net. Deferred compensation expense (benefit) included in operating results is summarized below:

Deferred compensation expense (benefit)	Three Months Ended			Nine Months Ended
	June 30,	March 31,	July 1,	June 30,	July 1,
	2018	2018	2017	2018	2017
Cost of sales	$11	$28	$53	$117	$123
Research & development	46	128	163	533	496
Selling, general & administrative	414	602	1,014	2,643	2,382
Impact on income from operations	$471	$758	$1,230	$3,293	$3,001

For the fiscal quarters ended June 30, 2018, March 31, 2018 and July 1, 2017, the impact on other income (expense), net from gains or losses on deferred compensation plan assets was income of $416, $768 and $1,204, respectively. For the nine months ended June 30, 2018 and July 1, 2017, the impact on other income (expense) net from gains or losses on deferred compensation plan assets was income of $3,090 and $3,027, respectively.

(C)	For the nine months ended July 1, 2017, the gain from business combination was $5,416 ($3,426 net of tax ($0.14 per diluted share)).

(D)
For the fiscal quarters ended June 30, 2018, March 31, 2018 and July 1, 2017, the impact of amortization of intangibles expense was $15,209 ($10,859 net of tax ($0.44 per diluted share)), $15,329 ($10,931 net of tax ($0.44 per diluted share)) and $15,452 ($10,870 net of tax ($0.44 per diluted share)), respectively. For the nine months ended June 30, 2018 and July 1, 2017, the impact of amortization of intangible expense was $45,638 ($32,563 net of tax ($0.81 per diluted share)) and $44,303 ($31,169 net of tax ($1.26 per diluted share)), respectively.

(E)
For the fiscal quarter ended June 30, 2018, March 31, 2018 and July 1, 2017, the impact of inventory and favorable lease step-up costs related to acquisitions was $392 ($281 net of tax ($0.01 per diluted share)), $411 ($293 net of tax ($0.01 per diluted share)) and $4,445 ($3,172 net of tax ($0.13 per diluted share)), respectively. For the nine months ended June 30, 2018 and July 1, 2017, the impact of inventory and favorable lease step-up costs related to acquisitions

Exhibit 99.1

was $803 ($574 net of tax ($0.02 per diluted share)) and $26,768 ($19,042 net of tax ($0.77 per diluted share)), respectively.

(F)
For the fiscal quarters ended June 30, 2018, March 31, 2018 and July 1, 2017, the impact of restructuring charges was $1,192 ($870 net of tax ($0.04 per diluted share)), $726 ($555 net of tax ($0.02 per diluted share)) and $1,500 ($1,131 net of tax ($0.05 per diluted share)), respectively. For the nine months ended June 30, 2018 and July 1, 2017, the impact of restructuring charges was $3,078 ($2,275 net of tax ($0.09 per diluted share)) and $9,119 ($6,109 net of tax ($0.25 per diluted share)), respectively.

(G)
For the fiscal quarters ended June 30, 2018, March 31, 2018 and July 1, 2017, the impact of costs related to acquisitions included $129 ($129 net of tax ($0.01 per diluted share), $400 ($400 net of tax ($0.01 per diluted share)) and $426 ($269 net of tax ($0.01 per diluted share)), respectively. The nine months ended June 30, 2018 and July 1, 2017 included $529 ($529 net of tax ($0.02 per diluted share)) and $17,587 ($17,425 net of tax ($0.70 per diluted share)) of costs related to acquisitions, respectively.

(H)
For the nine months ended July 1, 2017, the gain on our hedge of the debt commitment and issuance of the debt was $11,298 ($7,147 net of tax ($0.29 per diluted share)) and interest expense on the debt commitment was $2,665 ($1,844 net of tax ($0.07 per diluted share)).

(I)
For the fiscal quarters ended June 30, 2018 and March 31, 2018, other impairment charges (recoveries) was an impairment charge of $611 ($611 net of tax ($0.02 per diluted share)) and a recovery of $110 ($110 net of tax ($0.00 per diluted share)), respectively. For the nine months ended June 30, 2018, other impairment charges (recoveries) was an impairment charge of $766 ($766 net of tax ($0.03 per diluted share)).

(J)
The nine months ended June 30, 2018 included $41,745 ($1.67 per diluted share) non-recurring tax expense due to the U.S. Tax Cuts and Jobs Act transition tax and deferred tax remeasurement and $12,754 ($0.51 per diluted share) tax benefit from the adoption of new rules for accounting for excess tax benefits and tax deficiencies for employee stock-based compensation. The quarters ended June 30, 2018 and March 31, 2018 included a tax benefit of $4 ($0.00 per diluted share) and $299 ($0.01 per diluted share), respectively, from the adoption of new rules for accounting for excess tax benefits and tax deficiencies for employee stock-based compensation.

Exhibit 99.1

Summarized balance sheet information is as follows (unaudited, in thousands):

	June 30,	September 30,
	2018	2017
ASSETS
Current assets:
Cash, cash equivalents, restricted cash and short-term investments	$233,540	$476,673
Accounts receivable, net	337,560	305,668
Inventories	494,967	414,807
Prepaid expenses and other assets	88,490	70,268
Assets held-for-sale	—	44,248
Total current assets	1,154,557	1,311,664
Property and equipment, net	303,214	278,850
Other assets	729,797	747,286
Total assets	$2,187,568	$2,337,800

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term borrowings	$7,076	$5,078
Accounts payable	82,602	75,860
Other current liabilities	262,478	338,207
Total current liabilities	352,156	419,145
Other long-term liabilities	604,261	755,391
Total stockholders’ equity	1,231,151	1,163,264
Total liabilities and stockholders’ equity	$2,187,568	$2,337,800

Reconciliation of GAAP to Non-GAAP net income (unaudited, in thousands (other than per share data), net of tax):

	Three Months Ended			Nine Months Ended
	June 30,	March 31,	July 1,	June 30,	July 1,
	2018	2018	2017	2018	2017
GAAP net income from continuing operations	$66,970	$65,302	$62,871	$174,175	$135,757
Stock-based compensation expense	7,549	7,235	5,041	20,251	18,075
Amortization of intangible assets	10,859	10,931	10,870	32,563	31,169
Restructuring charges	870	555	1,131	2,275	6,109
Gain on business combination	—	—	—	—	(3,426)
Non-recurring tax expense (benefit)	—	—	—	41,745	—
Tax benefit from stock-based compensation expense	(4)	(299)	—	(12,754)	—
Interest expense on debt commitment	—	—	—	—	1,844
Gain on hedge of debt and debt commitment	—	—	—	—	(7,147)
Other impairment charges (recoveries)	611	(110)	—	766	—
Acquisition-related costs	129	400	269	529	17,425
Purchase accounting step-up	281	293	3,172	574	19,042
Non-GAAP net income	$87,265	$84,307	$83,354	$260,124	$218,848
Non-GAAP net income per diluted share	$3.51	$3.37	$3.36	$10.42	$8.85

Exhibit 99.1

RISKS AND UNCERTAINTIES

This press release contains forward-looking statements, as defined under the Federal securities laws. These forward-looking statements include the statements in this press release that relate to the Company’s outlook for its flat panel display business and demand for OLED displays, actual and projected spending by display manufacturers and the expectation that growth in the Company’s other businesses will result in fiscal 2019 revenue that is within 5% of fiscal 2018 revenue. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. The Company and its business, including the aforementioned forward-looking statements, are subject to risks and uncertainties, including, but not limited to, risks associated with growth in demand for our products, customer acceptance and adoption of our products, the worldwide demand for flat panel displays and adoption of OLED for mobile displays, the pricing and availability of OLED displays, the demand for and use of our products in commercial applications, our ability to generate sufficient cash to fund capital spending or debt repayment, our successful implementation of our customer design wins, our and our customers’ exposure to risks associated with worldwide economic conditions, our customers’ ability to cancel long-term purchase orders, the ability of our customers to forecast their own end markets, our ability to accurately forecast future periods, continued timely availability of products and materials from our suppliers, our ability to timely ship our products and our customers’ ability to accept such shipments, our ability to have our customers qualify our product offerings, worldwide government economic policies, our ability to integrate the business of Rofin and other acquisitions successfully, manage our expanded operations and achieve anticipated synergies, and other risks identified in the Company’s SEC filings. Readers are encouraged to refer to the risk disclosures and critical accounting policies described in the Company’s reports on Forms 10-K, 10-Q and 8-K, including the risks identified in today's financial press release, as applicable and as filed from time-to-time by the Company.

Founded in 1966, Coherent, Inc. is one of the world’s leading providers of lasers, laser-based technologies and laser-based system solutions in a broad range of scientific, commercial and industrial customers. Our common stock is listed on the Nasdaq Global Select Market and is part of the Russell 1000 and Standard & Poor’s MidCap 400 Index. For more information about Coherent, visit the company's website at www.coherent.com for product and financial updates.

5100 Patrick Henry Dr., Santa Clara, California 95054 . Telephone (408) 764-4000